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              AMENDMENT TO CERTIFICATE OF THE DESIGNATIONS, VOTING
                POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,
             OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
              LIMITATIONS OR RESTRICTIONS OF SERIES B CONVERTIBLE
                 PREFERRED STOCK OF ALL-COMM MEDIA CORPORATION
                     ('Amended Certificate of Designation')



     The undersigned hereby certifies that he is the duly elected and acting President and Secretary of ALL-COMM MEDIA CORPORATION, a Nevada corporation, (the 'Company'), and pursuant to Nev. Rev. Stat. Section 78.1955, DOES HEREBY
CERTIFY:



     I. That, a certificate of designation creating a series of Preferred Stock designated as Series B Convertible Preferred Stock was filed with the Nevada Secretary of State on June 7, 1996 ('Original Designation'). The Original Designation is a follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK

     1. The shares of such series shall be designated as 'Series B Convertible Preferred Stock' (the 'Preferred Stock') and the number of shares constituting the Preferred Stock shall be 6,200. The holders of the Preferred Stock in preference to the holders of Junior Stock (as hereinafter defined) shall be entitled to receive a dividend payable only upon redemption or credited against conversion which shall accrue at the rate of $30.00 (6%) per annum per share (pro rated for any portion thereof) from and after the date of issuance.

     2. The Preferred Stock shall be preferred as to assets over the Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of the Company, before any distribution is made to, or set apart for, the holders of Junior Stock, an amount in cash equal to, and in no event more than, $50,000 per share of Preferred Stock, plus all accrued and unpaid dividends thereon. If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company, nor the sale, lease or transfer by the Company of all, or any part of, its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.

     3. The Company shall be obliged to redeem all of the Preferred Stock on the second anniversary of the date of issuance of the Preferred Stock to the extent that the Preferred Stock has not theretofore been converted under Section 4. The Preferred Stock shall automatically be deemed converted under Section 4 on such second anniversary unless the registration statement

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referred to below has not  theretofore  been  declared  effective  or unless the
Company's common stock is not then trading on NASDAQ. The redemption price shall be payable in cash and shall be equal to $50,000 per share, plus all accrued and unpaid dividends thereon. The registration statement means the registration statement which the Company is required by separate agreement to file in respect of the shares of common stock issuable on conversion of the Preferred Stock.

     4. The holder shall have the right at any time prior to maturity, in its sole discretion, to convert first the outstanding accrued dividends and then the Preferred Stock, in whole or in part, into a number of shares (the 'Conversion Shares') of the Company's common stock (the 'Common Stock') equal to the amount of dividends and redemption value converted divided by the Conversion Price. The Conversion Price means a price per share equal to the lesser of (1) $1.25 or (2) 80% of the average of the closing bid price of a share of Common Stock of the Company during the five trading days prior to such conversion. In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice of such election and shall surrender his Preferred Stock to the Company for cancellation. Notwithstanding anything else herein to the contrary, the Preferred Stock shall be convertible, or be deemed converted, as the case may be, only to the extent that authorized but unissued shares of Common Stock of the Company are available for such conversion.

     In case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares, the number of Conversion Shares to which the holder is entitled to receive shall be adjusted, effective at the close of business on the date such shares of common stock are to be issued, so that the Conversion Shares shall be equal to the product obtained by multiplying the Conversion Shares in effect immediately prior to the close of business on such date by a fraction, the denominator of which shall be the number of shares of common stock outstanding immediately prior to such dividend, subdivision or contraction, and the numerator of which shall be the number of shares of common stock outstanding immediately after such dividend, subdivision, or contraction. If any capital reorganization or reclassification of the common stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The holder of the Preferred Stock shall, from and after the date of such reorganization or sale, have the right to receive (in lieu of the shares of common stock of the Company immediately theretofore receivable with respect to such Preferred Stock, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to, or in exchange for, the number of outstanding shares of such common stock immediately theretofore receivable with respect to such Preferred Stock. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.


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     5. The holders of the Preferred Stock shall have no voting rights except as expressed provided by law.

     6. The term 'Junior Stock' shall mean the Common Stock and those series of Preferred Stock which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall designate the special rights and limitations of each such class and series of stock and series of Preferred Stock, shall be subordinate to the Preferred Stock in respect of the right of the holders thereof to receive dividends or to participate in the assets of the Company distributable to stockholders upon any liquidation, dissolution or winding-up of the Company.

     7. Subject to the immediately proceeding provisions of this Certificate of Designation, the Board of Directors of the Company may amend the powers preferences and relative, participating, optional and other special rights of the Preferred Stock as provided herein without vote of the shareholders.

II. That, pursuant to the authority conferred upon the Board of Directors of the Company by ARTICLE VI of the Company's Amended and Restated Articles of Incorporation (the 'Articles'), and paragraph 6 of the Original Designation the Board of Directors of the Corporation by unanimous written consent adopted a resolution amending the Original Designation ('New Designation'). The New Designation is as follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK


     1. The shares of such series shall be designated as 'Series B Convertible Preferred Stock' (the 'Preferred Stock') and the number of shares constituting the Preferred Stock shall be 6,200. The holders of the Preferred Stock in preference to the holders of Junior Stock (as hereinafter defined) shall be entitled to receive a dividend payable only upon redemption or credited against conversion which shall accrue at the rate of $30.00 [6%] per annum per share (pro rated for any portion thereof) from and after the date of issuance.

     2. The Preferred Stock shall be preferred as to assets over the Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of the Company, before any distribution is made to, or set apart for, the holders of Junior Stock, an amount in cash equal to, and in no event more than, $500 per share of Preferred Stock, plus all accrued and unpaid dividends thereon. If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets where sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company, nor the sale, lease or transfer by the Company of all, or any part of, its assets s hall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.

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     3. The Company shall be obliged to redeem all of the Preferred Stock on the second anniversary of the date of issuance of the Preferred Stock to the extent that the Preferred Stock has not theretofore been converted under Section 4. The Preferred Stock shall automatically be deemed converted under Section 4 on such second anniversary unless the registration statement referred to below has not theretofore been declared effective or unless the Company's common stock is not then trading on NASDAQ. The redemption price shall be payable in cash and shall be equal to $500 per share, plus all accrued and unpaid dividends thereon. The registration statement means the registration statement which the Company is required by separate agreement to file in respect of the shares of common stock issuable on conversion of the Preferred Stock.

     4. The holder shall have the right at any time prior to maturity, in its sole discretion, to convert first the outstanding accrued dividends and then the Preferred Stock, in whole or in part, into a number of shares (the 'Conversion Shares') of the Company's common stock (the 'Common Stock') equal to the amount of dividends and redemption value converted divided by the Conversion Price. The Conversion Price means a price per share equal to the lesser of (1) $1.25 or
(2) 80% of the average of the closing bid price of a share of Common Stock of the Company during the five trading days prior to such conversion. In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice of such election and shall surrender his Preferred Stock to the Company for cancellation. Notwithstanding anything else herein to the contrary, the Preferred Stock shall be convertible, or be deemed converted, as the case may be, only to the extent that authorized but unissued shares of Common Stock of the Company are available for such conversion.

     In case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares, the number of Conversion Shares to which the holder is entitled to receive shall be adjusted, effective at the close of business on the date such shares of common stock are to be issued, so that the Conversion Shares shall be equal to the product obtained by multiplying the Conversion Shares in effect immediately prior to the close of business on such date by a fraction, the denominator of which shall be the number of shares of common stock outstanding immediately prior to such dividend, subdivision or contraction, and the numerator of which shall be the number of shares of common stock outstanding immediately after such dividend, subdivision, or contraction. If any capital reorganization or reclassification of the common stock or consolidation or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The holder of the Preferred Stock shall, from and after the date of such reorganization or sale, have the right to receive (in lieu of the shares of common stock of the Company immediately theretofore receivable with respect to such Preferred Stock, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to, or in exchange for, the number of outstanding shares of such common stock immediately theretofore receivable with respect to such Preferred Stock. In any such case, appropriate provision shall be made with respect to the rights and interests of the

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holders to the end that such conversion rights (including,  without  limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

     5. The holders of the Preferred Stock shall have no voting rights except as expressly provided by law.

     6. The term 'Junior Stock' shall mean the Common Stock and those series of Preferred Stock which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall designate the special rights and limitations of each such class and series of stock and series of Preferred Stock, shall be subordinate to the Preferred Stock in respect of the right of the holders thereof to receive dividends or to participate in the assets of the Company distributable to stockholders upon any liquidation, dissolution or winding-up of the Company.

     7. Subject to the immediately preceeding provisions of this Certificate of Designation, the Board of Directors of the Company may amend the powers preferences and relative, participating, optional and other special rights of the Preferred Stock as provided herein without vote of the shareholders.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this 15th day of August 1996.

                                          ALL-COMM MEDIA CORPORATION

                                          By:         E. WILLIAM SAVAGE
                                            ------------------------------------
                                            Name: E. William Savage
                                            Title: President and Secretary

State of California
County of Los Angeles

     This instrument was acknowledged before me on August 15, 1996 by E. William Savage, as President and Secretary of ALL-COMM MEDIA CORPORATION.

                                                       JAMES G. KING
                                           -------------------------------------
                                          Notary Public

                                          My Commission expires     11/29/96
                                                                ----------------
(seal)                                                                    [seal]

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